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                                                                      Exhibit 19

                                                               INVESTOR CONTACT:
                                                         FREDERICK C. FLYNN, JR.
                                                                    203/238-8847
                                                                 FFLYNN@CUNO.COM
AUGUST 20, 2003


FOR IMMEDIATE RELEASE
---------------------

CUNO REPORTS RECORD THIRD QUARTER RESULTS

         o        Record third quarter Sales of $75.0 million (up 9%)

         o        Record third quarter diluted EPS of $0.44 (up 13%)

         o        Record third quarter Operating Margin of 14.9%

         o        Record third quarter Orders of $76.0 million (up 13%)

         Meriden, CT: CUNO Incorporated (Nasdaq:CUNO) today reported record third quarter results for the period ended July 31, 2003. Sales were $75.0 million, up 9% versus the same period in 2002 and up 4% in local currency. Net income for the third quarter increased by 13% to $7.5 million from $6.6 million reported in the same period in 2002. Diluted earnings per share for the period were a third quarter record $0.44, up 13% compared to $0.39 in the prior year quarter.

         Commenting on the Company's third quarter results, Mark G. Kachur, Chairman and Chief Executive Officer, said "Our record third quarter results reflect the strength and resilience of our business model, particularly considering the current challenging macroeconomic environment. Our sales growth was led by double-digit increases in both our Healthcare and Potable Water businesses. Our geographic diversity also contributed to our strong overall results, as international sales


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increased by 19% (up 8% in local currency), reflecting double-digit growth in
Europe, the Asia/Pacific region and Latin America."

For the first nine months of fiscal 2003, sales were a record $210.7 million, up 11% (up 7% in local currency), and net income was $19.2 million versus $16.6 million in the prior year period. Strong sales in our international operations helped offset modest growth in North America. Diluted earnings per share were a record $1.13, up 15% from $0.98 in the first nine months of 2002.

Commenting on business conditions and the outlook for CUNO, Mr. Kachur added, "Our incoming orders were a third quarter record $76.0 million and our backlog remains strong. As a result, despite the near term likelihood of continued weak business conditions in the U.S. and Japan, we expect to achieve strong financial results in fiscal 2003, and are comfortable with the current $1.52-$1.56 range of analysts' EPS estimates for the year."

A conference call will be held Thursday, August 21 at 10:00 a.m. (EST) to review the Company's third quarter financial results and business outlook. The call-in number is 1-888-273-9889 for interested analysts and investors. Alternatively, visit us at www.cuno.com for additional information about the Company.

         CUNO is a world leader in the design, manufacture and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. CUNO's products, which include proprietary depth filters and semi-permeable membrane filters, are used in the potable water, healthcare, and fluid processing markets.

CUNO wants to provide shareowners and prospective investors with more meaningful and useful information and, therefore, this press release includes various comments regarding business conditions and the outlook for CUNO, which reflect currently available information. These forward-looking statements are subject to risks and uncertainties which could cause performance or actual results to differ



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materially from those expressed herein. Such risks and uncertainties include, among other things: those items described in our reports filed with the SEC as well as volumes of shipments of CUNO's products; changes in product mix and product pricing; relationships with customers and suppliers; costs of raw materials; the rate of economic and industry growth in the U.S. and the other countries in which CUNO conducts business; economic and political conditions in the foreign countries in which CUNO conducts a substantial part of its operations and other risks associated with international operations including exchange rate fluctuations; CUNO's ability to protect its technology, proprietary products and manufacturing techniques; changes in technology; changes in legislative, regulatory or industrial requirements and risks generally associated with new product introductions and applications; and domestic and international competition in CUNO's global markets. CUNO assumes no obligation to update the information contained in this press release.

CUNO INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except share and per-share amounts)


                                                     THREE MONTHS ENDED               NINE MONTHS ENDED
                                                          JULY 31,                           JULY 31,
                                                  2003              2002              2003              2002
                                              ------------      ------------      ------------      ------------


Net sales                                     $     74,965      $     68,932      $    210,707      $    190,685
Less costs and expenses:
    Cost of products sold                           41,088            37,920           115,798           105,312
    Selling, general and administrative             18,826            17,186            54,853            49,224
    Research, development and engineering            3,855             3,729            10,897            10,850
                                              ------------      ------------      ------------      ------------
                                                    63,769            58,835           181,548           165,386
                                              ------------      ------------      ------------      ------------

Operating income                                    11,196            10,097            29,159            25,299

Nonoperating income (expense):
    Interest expense                                  (159)              (94)             (440)             (335)
    Interest and other income, net                     180                31               361               229
                                              ------------      ------------      ------------      ------------
                                                        21               (63)              (79)             (106)
                                              ------------      ------------      ------------      ------------

Income before income taxes                          11,217            10,034            29,080            25,193

Income taxes                                         3,750             3,405             9,921             8,631

                                              ------------      ------------      ------------      ------------
Net income                                    $      7,467      $      6,629      $     19,159      $     16,562
                                              ============      ============      ============      ============


Basic earnings per common share               $       0.45      $       0.40      $       1.15      $       1.01

Diluted earnings per common share             $       0.44      $       0.39      $       1.13      $       0.98

Basic shares outstanding                        16,685,602        16,525,092        16,629,302        16,449,402

Diluted shares outstanding                      17,088,250        16,958,674        17,000,649        16,877,245




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CUNO INCORPORATED
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

                                                                       JULY 31,       OCTOBER 31,
                                                                         2003           2002
                                                                       ---------      ---------
Assets
Current assets
    Cash and cash equivalents                                          $  41,952      $  40,872
    Accounts receivable, net                                              59,382         50,862
    Inventories, net                                                      28,527         26,173
    Deferred income taxes                                                  8,424          7,998
    Prepaid expenses and other current assets                              5,421          4,233
                                                                       ---------      ---------
        Total current assets                                             143,706        130,138

Noncurrent assets
    Deferred income taxes                                                  1,507          1,482
    Intangible assets, net                                                30,653         28,758
    Prepaid pension costs                                                  2,669           --
    Other noncurrent assets                                                1,234          1,742
    Property, plant and equipment, net                                    82,035         74,759
                                                                       ---------      ---------
        Total assets                                                   $ 261,804      $ 236,879
                                                                       ---------      ---------


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Current portion of long-term debt                                  $     705      $     714
    Bank loans                                                            11,953         16,374
    Accounts payable                                                      19,343         16,256
    Accrued payroll and related taxes                                     11,636         13,633
    Other accrued expenses                                                10,455         10,093
    Accrued income taxes                                                   4,866            497
                                                                       ---------      ---------
        Total current liabilities                                         58,958         57,567

Noncurrent liabilities
    Long-term debt, less current portion                                     322          2,030
    Deferred income taxes                                                  6,119          5,924
    Retirement benefits                                                    5,685          8,945
                                                                       ---------      ---------
        Total noncurrent liabilities                                      12,126         16,899

STOCKHOLDERS' EQUITY
    Preferred Stock                                                         --             --
    Common Stock                                                              17             17
    Treasury Stock, at cost                                                  (57)           (57)
    Additional paid-in-capital                                            49,770         46,375
    Unearned compensation                                                   (698)          (551)
    Accumulated other comprehensive loss --
          Foreign currency translation adjustments                           387         (5,533)
          Minimum pension liability                                       (5,153)        (5,153)
          Change in fair value of derivative financial instruments           (28)            (8)
                                                                       ---------      ---------
                                                                          (4,794)       (10,694)
    Retained earnings                                                    146,482        127,323
                                                                       ---------      ---------
        Total stockholders' equity                                       190,720        162,413
                                                                       ---------      ---------
        Total liabilities and stockholders' equity                     $ 261,804      $ 236,879
                                                                       ---------      ---------